                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [x]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                    INTERNATIONAL ALLIANCE SERVICES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                                     N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [x] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                     INTERNATIONAL ALLIANCE SERVICES, INC.
                            10055 SWEET VALLEY DRIVE
                            VALLEY VIEW, OHIO  44125


                                 April 1, 1997





Dear Stockholder:

         We cordially invite you to attend the 1997 Annual Meeting of Stockholders of International Alliance Services, Inc. to be held on Tuesday, May 6, 1997, at 11:00 a.m. E.D.T., at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio 44113. The matters to be considered at the meeting are described in the formal notice and proxy statement on the following pages.

         Whether or not you plan to attend in person, it is important that your shares be represented at the meeting. Please date and sign your proxy card and return it in the enclosed envelope as soon as possible.


                                        Very truly yours,

                                        INTERNATIONAL ALLIANCE SERVICES, INC.


                                        /s/ MICHAEL G. DeGROOTE

                                        Michael G. DeGroote
                                        Chairman of the Board

                     INTERNATIONAL ALLIANCE SERVICES, INC.
                            10055 SWEET VALLEY DRIVE
                            VALLEY VIEW, OHIO  44125

               NOTICE OF THE 1997 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1997


TO THE STOCKHOLDERS OF INTERNATIONAL ALLIANCE SERVICES, INC.:

         You are cordially invited to attend the 1997 Annual Meeting of Stockholders of International Alliance Services, Inc. (the "Company") to be held on Tuesday, May 6, 1997, at 11:00 a.m. E.D.T., at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio 44113, for the following purposes:

         1. To elect two directors whose term of office expires at the 2000 Annual Meeting of Stockholders, or until successors have been duly elected and qualified;

         2.      To approve the 1996 Employee Stock Option Plan;

         3.      To approve the Agents 1997 Stock Option Plan;

         4. To approve the grant of options to purchase 50,000 shares of Common Stock of the Company to each of three new non-employee directors;

         5. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for 1997; and

         6. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Holders of record of the Company's Common Stock at the close of business on March 7, 1997, are entitled to notice of and to vote at the meeting or any adjournment(s) thereof.

         Stockholders who are not expected to attend the meeting are requested to date, sign and return the enclosed proxy, for which a postage-paid envelope is enclosed. You may revoke your proxy at any time prior to exercise.

                                        By Order of the Board of Directors,

                                        /s/ MICHAEL G. DeGROOTE

                                        Michael G. DeGroote
                                        Chairman of the Board
Hamilton, Bermuda
April 1, 1997

             PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT
                IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE

                     INTERNATIONAL ALLIANCE SERVICES, INC.
                            10055 SWEET VALLEY DRIVE
                            VALLEY VIEW, OHIO  44125


                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF STOCKHOLDERS

               -----------------------------------------------

         This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of International Alliance Services, Inc., a Delaware corporation (the "Company" or "IASI"), for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Tuesday, May 6, 1997, at 11:00 a.m. E.D.T., at the Renaissance Cleveland Hotel, 24 Public Square, Cleveland, Ohio 44113, and any adjournment or adjournments thereof, for the purposes set forth in the foregoing Notice of the 1997 Annual Meeting of Stockholders.

         If the accompanying proxy card is properly signed, returned to the Company and not revoked, it will be voted as directed by the stockholder. Unless contrary instructions are given, the persons designated as proxy holders in the proxy card will vote for the nominees for election as directors proposed by the Board of Directors, for the approval of the 1996 Employee Stock Option Plan, for the approval of the Agents 1997 Stock Option Plan, for the approval of the grant of options to purchase 50,000 shares of common stock, $.01 par value per share ("Common Stock"), of the Company to each of three new non-employee directors and for the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for 1997. If any other matters are properly presented to the Annual Meeting for consideration, the person named in the proxy and acting thereunder, will have discretion to vote on such matters in accordance with his best judgment. As of the date hereof, the Board of Directors of the Company knows of no such other matters.

         This Proxy Statement and the related proxy are to be sent to the Company's stockholders entitled to vote at the Annual Meeting commencing on or about April 1, 1997. A stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company either an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

         The Company's annual report for the year ended December 31, 1996 (the "Annual Report"), including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy soliciting material.

         The Board of Directors has established March 7, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, 34,724,428 shares of Common Stock of the Company were issued and outstanding. The Common Stock is the only class of capital stock of the Company that is outstanding. The holders of Common Stock do not have preemptive rights. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter presented at the Annual Meeting. The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

         Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations, but not as an affirmative vote, of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. A plurality of the votes cast at the meeting is necessary for the election of directors. The affirmative vote of the holders of a majority of the votes cast at the meeting is necessary for approval of the other five matters scheduled to be voted on at the meeting.

                             ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

         The Company's Certificate of Incorporation divides the Board of Directors into three classes, with one class to be elected at each annual meeting of stockholders of the Company. The Board of Directors currently consists of seven members. If elected at the Annual Meeting, the nominees listed below will serve until the Annual Meeting of Stockholders in 2000 or until their respective successors are duly elected and qualified. All other directors will continue in such capacity for the term to which they were elected. The Board of Directors recommends a vote FOR the election of the nominees for election as directors listed below and proxies executed and returned will be so voted unless contrary instructions are indicated thereon. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person as may be nominated by the Board of Directors.

                        DIRECTORS STANDING FOR ELECTION

                                                                                     EXPIRATION OF
                 NAME                              AGE      SINCE                    PROPOSED TERM
                 ----                              ---      -----                    --------------
                 Michael G. DeGroote               63       1995                         2000
                 Harve A. Ferrill                  64       1996                         2000

                         DIRECTORS WHOSE TERMS CONTINUE

                                                                                     EXPIRATION OF
                 NAME                              AGE      SINCE                    CURRENT TERM
                 ----                              ---      -----                    -------------
                 Hugh P. Lowenstein                66       1997                         1998
                 Craig L. Stout                    48       1996                         1998
                 Edward F. Feighan                 49       1996                         1999
                 Douglas R. Gowland                55       1992                         1999
                 Richard C. Rochon                 39       1996                         1999

         Set forth below is biographical information for the individuals nominated and each person whose term of office as a director will continue after the Annual Meeting.

         MICHAEL G. DEGROOTE has served as the Chairman of the Board of the Company since the April 1995 spin-off of the Company (the "Spin-off") from Republic Industries, Inc. ("RII"). Mr. DeGroote also served as President and Chief Executive Officer of the Company from the Spin-off until October 1996.
In October 1996, the Company completed two acquisitions pursuant to which it acquired, through a reverse merger (the "Mergers"), Century Surety Company ("CSC"), and its subsidiaries, and Commercial Surety Agency, Inc., d/b/a Century Surety Underwriters ("CSU"), from Alliance Holding Corporation ("Alliance Holding"), in exchange for a substantial equity interest in the Company. Mr. DeGroote has served as Vice Chairman and a director of RII since August 1995. Mr. DeGroote also served as Chairman of the Board, President and Chief Executive Officer of RII from May 1991 to August 1995 and Senior Chairman of the Board of RII from May 1991 to August 1991. Mr. DeGroote is a private investor who owned a controlling interest in Laidlaw Inc., a Canadian waste services company, from 1959 until he sold his interest to Canadian Pacific Limited in 1988. Mr. DeGroote also serves as a director of Gulf Canada Resources, Inc.

         HARVE A. FERRILL has served as a Director of the Company since the Mergers in October 1996. Mr. Ferrill has served as Chief Executive Officer of Advance Ross Corporation, a company that provides tax refunding service ("ARC"), since 1991 and as President of Ferrill-Plauche Co., Inc., a private investment company, since 1982. Mr. Ferrill served as President of ARC from 1990 to 1993 and as Chairman of the Board from 1992 to 1996. Mr. Ferrill also serves on the Board of Directors of Gaylord Container Corporation and GeoWaste Incorporated ("GeoWaste") and is Chairman of the Board of GeoWaste.

         HUGH P. LOWENSTEIN has served as a Director of the Company since March 1997. Mr. Lowenstein was elected as an outside Director to replace Joseph E. LoConti, who was an inside Director of the Company. Mr. LoConti resigned as Vice Chairman and a Director but will continue to provide his exclusive services to the Company. See "Certain Relationships and Related Transactions." In addition, Mr. Lowenstein has served as the Founder and Chief Executive Officer of Shore Capital Ltd. (Bermuda), a consulting and investment advisory firm, since 1994. Mr. Lowenstein served as Managing Director of Donaldson, Lufkin and Jenrette Securities Corp. from 1987 to 1994. Mr. Lowenstein also serves on the Board of Directors of Terra Nova (Bermuda) Holdings Ltd.

         EDWARD F. FEIGHAN has served as Chief Executive Officer, President and a Director of the Company since the Mergers in October 1996. Mr. Feighan is also Vice President of Alliance Holding, a position he has held since joining Alliance Holding in 1993. From 1983 until 1993, Mr. Feighan served as the representative from the Ohio 19th Congressional District of the United States House of Representatives. During his tenure in Congress, Congressman Feighan served on the Judiciary and the House Foreign Affairs Committee; Chairman, International Narcotics Control Committee; President, The Interparliamentary Union; and permanent Representative to the Helsinki Commission. He currently serves on the board of trustees of the National Democratic Institute for International Affairs, the Handgun Control Federation of Ohio, and the Rock and Roll Hall of Fame and Museum.

         CRAIG L. STOUT has served as Chief Operating Officer and a Director of the Company since the Mergers in October 1996. Mr. Stout also serves as Chief Operating Officer of Alliance Holding, a position he has held since the formation of Alliance Holding in 1987. Prior to the Mergers, Mr. Stout served as President and Chairman of two other companies which he founded, Contract Operations Planning, Inc., a surety claims management firm, and Contract Surety Reinsurance Corporation, a reinsurance intermediary for facultative surety reinsurance. These companies were merged into Alliance Holding prior to the effective date of the Mergers and their operations are now conducted by the Company and its subsidiaries.

         DOUGLAS R. GOWLAND has served as Senior Vice President - Environmental Operations since the Mergers in October 1996 and a Director of the Company. In addition, Mr. Gowland has served as President of the Company's hazardous waste subsidiaries since March 1992. From the date of the Spin-off until the Mergers, Mr. Gowland served as the Company's Executive Vice President and Chief Operating Officer. From March 1992 until the Spin-off, Mr. Gowland served as President of the Company. From January 1992 to April 1995, Mr. Gowland served as Vice President - Hazardous Waste Operations of RII. From March 1991 to January 1992, Mr. Gowland served as Vice President of DRG Environmental Management, Inc. Prior thereto, he served as President of Great Lakes Environmental Systems, Ltd.

         RICHARD C. ROCHON has served as a Director of the Company since the Mergers in October 1996. Mr. Rochon has served, since 1988, as President of Huizenga Holdings, Inc., a management and holding company for diversified investments in operating companies, professional sports teams, joint ventures, and real estate, on behalf of its owner, Mr. H. Wayne Huizenga. From 1985 until 1988, Mr. Rochon served as Treasurer of Huizenga Holdings, Inc., and from 1979 until 1985, he was employed as a certified public accountant by the international public accounting firm of Coopers & Lybrand, L.L.P.

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held six meetings and took numerous actions by execution of unanimous written consents during 1996. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which such director served, with the exception of Richard C. Rochon who was able to attend only one of the two meetings held since he became a director in October 1996.

         COMMITTEES OF THE BOARD OF DIRECTORS. The Company had an Executive Committee, an Audit Committee and Compensation Committee during 1996. The following is a description of each such committee:

         The Executive Committee, which consisted of Messrs. DeGroote and LoConti, did not hold any meetings or take any actions during 1996 and was dissolved by the Board of Directors of IASI in March 1997.

         The Audit Committee, which held one meeting and took various actions by unanimous written consent during 1996, presently consists of Messrs. Ferrill and Rochon. The Audit Committee recommends the independent accountants appointed by the Board of Directors of the Company and reviews issues raised by such accountants as to the scope of their audit and their report thereon including questions and recommendations that arise relating to the Company's internal accounting and auditing control procedures.

         The Compensation Committee, which did not hold any formal meetings, but took various actions by unanimous written consent during 1996, presently consists of Messrs. DeGroote, Ferrill and Rochon. The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the Company's compensation of the officers of the Company, including salary, bonus and benefits under any existing and future compensation plans. The Compensation Committee also administers the employee stock option plans.

         DIRECTOR COMPENSATION. Directors who are employees of the Company are not paid any fees or additional compensation for service as members of the Board of Directors or any committee thereof. Directors who are not employees of the Company receive a $15,000 annual retainer fee, as well as a fee of $1,000 for each meeting of the Board of Directors attended. In addition, directors who are committee members receive a fee of $500 for each committee meeting attended. Non-employee directors also receive option awards for their service to the Company. See "Proposal to Approve Grants to Non-Employee Director Grants."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         From January 1, 1996 until the consummation of the Mergers in October 1996, the Compensation Committee was comprised of Mr. LoConti and Mr. Michael
J. Occhionero. From October 1996 through December 31, 1996, the Compensation Committee was comprised of Messrs. LoConti, Rochon and Ferrill. Mr. LoConti served as Vice Chairman of the Company from October 1996 until March 1997. None of Messrs. Ferrill, Occhionero or Rochon has served as an officer of the Company.

         As of March 25, 1997, the Compensation Committee consists of Messrs. DeGroote, Ferrill and Rochon. Mr. DeGroote serves as Chairman of the Board of the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

CHANGE OF CONTROL

         In March 1997, Alliance Holding terminated the Voting Agreement dated October 18, 1996 (the "Voting Agreement"), between MGD Holdings Ltd., a Bermuda corporation controlled by Michael G. DeGroote, Chairman of the Board of the Company ("MGD Holdings"), and Alliance Holding, subject to obtaining the necessary regulatory approvals. Under the terms of the Voting Agreement, MGD Holdings agreed to vote all the shares of Common Stock held by MGD Holdings from time to time in accordance with the recommendations of the management of Alliance Holding for a period of two years.

         At the time of the consummation of the Mergers, Alliance Holding and the Company entered into a Lock-up Agreement (the "Lock-up Agreement") under which Alliance Holding agreed not to sell or otherwise transfer an aggregate of 85% of the shares of Common Stock and warrants to purchase Common Stock acquired by Alliance Holding in the Mergers (the "Alliance Holding Securities") for a two-year period. In March 1997, the Board of Directors of the Company approved the release of the Alliance Holding Securities under the Lock-up Agreement to allow Alliance Holding to distribute the Alliance Holding Securities to the stockholders and debt holders of Alliance Holding (the "Alliance Holding Distribution"); provided that the Alliance Holding Securities remain subject to the Lock-up Agreement following the Alliance Holding Distribution. It is anticipated that the Alliance Holding Distribution will be consummated by the end of April 1997. For information regarding the anticipated beneficial ownership following the Alliance Holding Distribution, see "-- Principal Stockholders."

PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 25, 1997 (including shares issuable on or about April 20, 1997 pursuant to agreements between the Company and affiliates of Messrs. DeGroote, Ferrill and Rochon, respectively, the "Stock Issuances"), by (i) each person who is known by the Company to own beneficially five percent or more of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all directors and executive officers of the Company as a group. Such information is given both prior to, and on a pro forma basis assuming the consummation of, the Alliance Holding Distribution, as currently Contemplated.

                                              PRIOR TO ALLIANCE HOLDING                 FOLLOWING ALLIANCE HOLDING
                                                     DISTRIBUTION                              DISTRIBUTION
                                                     ------------                              ------------
                                          NUMBER OF SHARES          PERCENT           NUMBER OF SHARES         PERCENT
NAME                                    BENEFICIALLY OWNED(1)       OF CLASS        BENEFICIALLY OWNED(1)      OF CLASS
----                                    ------------------          --------        ------------------         --------
Alliance Holding Corporation  (2)          17,505,000(3)              45.1%                     -0-                  --

Joseph E. LoConti (2)                      17,510,500(4)              45.1%               4,571,900(5)            12.7%

Michael G. DeGroote  (6)                   14,247,112(7)              34.6%              14,247,112(7)            34.6%

H. Wayne  Huizenga (8)                      8,444,444(9)              20.6%               8,444,444(9)            20.6%

Sophia Management Ltd. (10)                       -0-                    --               3,425,000                9.7%

Harve A.  Ferrill                              13,000(12)                 *                  13,000(12)               *

Edward F. Feighan                               6,800                     *               1,034,600(13)            2.9%

Douglas R. Gowland                            246,800(14)                 *                 246,800(14)               *

Hugh P. Lowenstein                             39,000                     *                  39,000                   *

Richard C. Rochon                             111,110(15)                 *                 111,110(15)               *

Craig L. Stout                                  1,600(16)                 *               1,402,600(16)(17)        4.0%

All directors and officers as a
group (10 persons)ns                       15,698,822                 37.4%              19,399,202               44.5%

---------------
*        Less than 1%.

(1) Shares of Common Stock that are not outstanding but that may be acquired by a person upon exercise of options or warrants within 60 days after the date of this Proxy Statement are deemed outstanding for the purpose of computing the number of shares and the percentage of outstanding shares beneficially owned by such person. However, such shares are not deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
(2) Mr. LoConti is the President, a director and the controlling shareholder of Alliance Holding. The address of Mr. LoConti and Alliance Holding is 10055 Sweet Valley Drive, Valley View, Ohio 44125.
(3) Includes 4,115,000 shares of Common Stock issuable upon exercise of outstanding warrants.
(4) Consists of 1,000 shares of Common Stock owned of record by Mr. LoConti's wife, 4,500 shares of Common Stock owned of record by a company of which Mr. LoConti is a director and sole shareholder, and the shares described in footnote (3) held of record by Alliance Holding.
(5) Includes (i) 252,000 shares of Common Stock issuable upon exercise of outstanding warrants, (ii) 594,000 shares of Common Stock, and 650,000 shares of Common Stock issuable upon exercise of outstanding warrants, all owned of record by Sophia Management Ltd. ("Sophia Management") (see footnote 10); (iii) 1,100,000 shares of Common Stock, and 470,400 shares of Common Stock issuable upon exercise of outstanding warrants, all owned of record by the LoConti Family Trust, of which Mr. LoConti is the trustee;

    (iv) 1,000 shares of Common Stock owned of record by Mr. LoConti's wife; and (v) 4,500 shares of Common Stock owned of record by a company of which Mr. LoConti is a director and sole shareholder.
(6) The address of Mr. DeGroote is Victoria Hall, 11 Victoria Street, P.O. Box HM 1065, Hamilton, HMEX Bermuda.
(7) Consists of 7,751,556 shares of Common Stock owned of record by MGD Holdings, a Bermuda corporation of which Mr. DeGroote is the sole stockholder, President and director, and 6,495,556 shares of Common Stock that MGD Holdings has the right to acquire upon exercise of outstanding warrants.
(8) The address of Mr. Huizenga is 200 S. Andrews Avenue, 6th Floor, Fort Lauderdale, Florida 33301.
(9) Consists of 2,222,222 shares of Common Stock owned of record by Huizenga Investments Limited Partnership, a limited partnership controlled by Mr. Huizenga ("Huizenga Investments"), and 6,222,222 shares of Common Stock that Huizenga Investments has the right to acquire upon exercise of outstanding warrants.
(10)Sophia Management is an Ohio limited liability company. It is anticipated that Joseph E. LoConti, Edward F. Feighan, Gregory J. Skoda, and Craig L. Stout and his spouse, will be members owning 60%, 12%, 12% and 16% interests, respectively.
(11)Includes 2,435,000 shares of Common Stock issuable upon exercise of outstanding warrants.
(12)Consists of 7,500 shares of Common Stock owned of record by The Harve A. Ferrill Trust U/A 12/31/69 (the "Ferrill Trust") and 5,500 shares of Common Stock issuable upon exercise of outstanding warrants.
(13)Includes (i) 84,000 shares of Common Stock issuable upon exercise of outstanding warrants and (ii) 118,800 shares of Common Stock, and 325,000 shares of Common Stock issuable upon exercise of outstanding warrants, all owned of record by Sophia Management.
(14)Includes 110,000 shares of Common Stock that Mr. Gowland has the right to acquire upon exercise of outstanding options and warrants.
(15)Consists of 111,000 shares of Common Stock owned of record by WeeZor I Limited Partnership, a limited partnership controlled by Mr. Rochon ("WeeZor"), and includes 55,555 shares of Common Stock issuable upon exercise of outstanding warrants.
(16)Includes 1,200 shares held in a trust for the benefit of Mr. Stout's children for which Mr. Stout's wife is the trustee.
(17)Includes (i) 117,600 shares of Common Stock issuable upon exercise of outstanding warrants and (ii) 158,400 shares of Common Stock, and 425,000 shares of Common Stock issuable upon the exercise of outstanding warrants, all owned of record by Sophia Management.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation of the Chief Executive Officer of the Company and the other executive officers named in the Summary Compensation Table is determined by the Compensation Committee of the Board of Directors. The Compensation Committee has furnished the following report on executive compensation in connection with the Annual Meeting.

         COMPENSATION PHILOSOPHY. As members of the Compensation Committee, it is our duty to administer the executive compensation program for the Company. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of the Company and evaluating the performance of such executive officers in meeting such goals and making recommendations to the Board of Directors with regard to executive compensation.

         The Company's compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operational, financial and strategic objectives and increases in stockholder value. The Compensation Committee regularly reviews the compensation packages of the Company's executive officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, the Company's financial performance, the market compensation for executives of similar background and experience and the performance of the executive officer under consideration. The particular elements of the Company's compensation programs for executive officers are described below.

         COMPENSATION STRUCTURE. With the exception of Mr. DeGroote, the Chairman of the Board, the executive base compensation for other executive officers of the Company is intended to be competitive with that paid in comparably situated industries, taking into account the scope of responsibilities and internal relationships. The goals of the Compensation Committee in establishing the Company's executive compensation program are:

                 (1) To fairly compensate the executive officers of the Company and its subsidiaries for their contributions to the Company's short-term and long-term performance. The elements of the Company's executive compensation program are (a) annual base salaries, (b) annual bonuses and (c) equity incentives.

                 (2) To allow the Company to attract, motivate and retain the management personnel necessary to the Company's success by providing an executive compensation program comparable to that offered by companies with which the Company competes for such management personnel.

         Individual base salaries are determined by the Compensation Committee based on the scope of the executive's responsibilities, a subjective evaluation of the executive's performance and the length of time the executive has been in the position.

         Given the substantial number of shares of Common Stock held by MGD Holdings, the Compensation Committee has established a policy whereby Mr. DeGroote does not receive any cash salary or bonus payments, but in lieu thereof, MGD Holdings receives stock options for services rendered and resources furnished by MGD Holdings in Bermuda.

         EXECUTIVE COMPENSATION DEDUCTIBILITY. It is the Company's intent that amounts paid pursuant to the Company's compensation plans will generally be deductible compensation expense. The Compensation Committee does not currently anticipate that the amount of compensation paid to executive officers will exceed the amounts specified as deductible pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.


                                        COMPENSATION COMMITTEE
                                        OF THE BOARD OF DIRECTORS
                                        Michael G. DeGroote
                                        Harve A. Ferrill
                                        Richard C. Rochon

                             EXECUTIVE COMPENSATION

         The following tables set forth information with respect to the Chief Executive Officer and the other most highly compensated executive officers of the Company as to whom the total annual salary and bonus for the year ended December 31, 1996, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                                                      LONG-TERM
                                                                                                    COMPENSATION
                                                                                                       AWARDS
                                                                                                       ------
                                                                                      OTHER          SECURITIES
                                                        ANNUAL COMPENSATION           ANNUAL         UNDERLYING
NAME AND PRINCIPAL                                     ----------------------         COMPEN-         WARRANTS/
POSITION                                   YEAR        SALARY           BONUS         SATION(1)        OPTIONS
--------                                   ----        ------           -----         ------          ---------
Michael G. DeGroote                        1996          -0-              -0-           -0-              -0-
(Chairman of the Board(2))                 1995          -0-              -0-           -0-           400,000(3)
                                           1994          -0-              -0-           -0-              -0-

Edward F. Feighan                          1996          $28,965(4)       $3,125(4)     -0-            10,000(5)
(President and Chief
Executive Officer (2))

Douglas R. Gowland                         1996          $204,800         -0-           -0-           200,000(6)
(Vice President)                           1995          $204,430         -0-           -0-           120,000(3)
                                           1994          $204,613         -0-           -0-              -0-
---------------

    (1) Excludes the aggregate value of perquisites as such value is less than 10% of total annual salary and bonus.
    (2) Mr. DeGroote served as Chief Executive Officer of the Company from April 1995 until the consummation of the Mergers in October 1996, at which time Mr. Feighan was elected Chief Executive Officer of the Company.
    (3) See "Certain Relationships and Related Transactions" for more information regarding these warrants.
    (4) The information for Mr. Feighan only includes salary since the effective date of the Mergers and a pro rata portion of his annual bonus.
    (5) Consists of options which vest 20% annually beginning December 26, 1997. For more information regarding these options, see "Proposal to Approve the Company's 1996 Employee Stock Option Plan."
    (6) Consists of options that vest 20% annually beginning May 17, 1997, and remain exercisable for a four-year period from the date of issuance.

 OPTIONS/WARRANTS GRANTED DURING 1996

         The following table sets forth as to each of the named executive officers certain information with respect to option/warrant grants during 1996 as follows: (i) the number of shares of Common Stock underlying options granted, (ii) the percentage that such options represent of all options granted to officers and employees during the year, (iii) the exercise price, (iv) the expiration date and (v) the potential realizable value of such options. It should be noted that the actual value of the options may be significantly different from the value shown in the assumptions, and the value actually realized, if any, will depend upon the excess of the market value of the Common Stock over the option exercise price at the time of exercise.

                       OPTION/WARRANT GRANTS DURING 1996




                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF
                                                                                               STOCK PRICE
                                                                                             APPRECIATION FOR
                                            % OF TOTAL                                         WARRANT TERM
                               NUMBER        OPTIONS/                                          ------------
                              WARRANTS/      WARRANTS                                         AT 5%    AT 10%
                               OPTIONS       GRANTED      EXERCISE                           ANNUAL    ANNUAL
                                               TO        PRICE PER          EXPIRATION       GROWTH    GROWTH
                               GRANTED      EMPLOYEES      SHARE               DATE           RATE      RATE
                               -------      ---------    -------           ----------         ----      ----
Michael G. DeGroote                -0-      --           --                     --             --        --

Edward F. Feighan               10,000          0.7%      $11.00     December 25, 2002       $37,411      $84,872

Douglas R. Gowland              40,000          2.7%        2.31          May 17, 2001        25,528       56,411
                                40,000          2.7%        2.31          May 17, 2002        31,425       71,292
                                40,000          2.7%        2.31          May 17, 2003        37,616       87,661
                                40,000          2.7%        2.31          May 17, 2004        44,117      105,668
                                40,000          2.7%        2.31          May 17, 2005        50,943      125,474


OPTION/WARRANT EXERCISES AND VALUES FOR 1996

    The table below sets forth the following information with respect to option exercises during 1996 by each of the named executive officers and the status of their options/warrants at December 31, 1996: (i) the number of shares of Common Stock acquired upon exercise of options/warrants during the year, (ii) the aggregate dollar value realized upon the exercise of such options/warrants,
(iii) the total number of exercisable and non-exercisable options/warrants held at December 31, 1996 and (iv) the aggregate dollar value of in-the-money exercisable and non-exercisable options/warrants at December 31, 1996.

                AGGREGATED OPTION/WARRANT EXERCISES DURING 1996
                                      AND
                   OPTION/WARRANT VALUES ON DECEMBER 31, 1996


                              SHARES            VALUE             NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                              ACQUIRED          REALIZED         UNDERLYING UNEXERCISED          IN-MONEY OPTIONS/WARRANTS
                              UPON              UPON              OPTIONS/WARRANTS AT                        AT
NAME                          EXERCISE(#)       EXERCISE           DECEMBER 31, 1996                DECEMBER 31, 1996(1)
----                          -----------       --------     -----------------------------    -----------------------------
                                                             EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
                                                             -----------     -------------    -----------     -------------
Michael G. DeGroote            160,000(2)       $552,000      240,000(2)            -0-        $1,941,600               -0-
Edward F. Feighan                  -0-               -0-          -0-            10,000              -0-             $6,900
Douglas R. Gowland                 -0-               -0-       70,000           200,000           706,300         1,876,000
-----------------

(1) In accordance with Securities and Exchange Commission ("SEC") rules, values are calculated by subtracting exercise price from the fair market value of underlying common stock. For purposes of this table, fair market value is deemed to be $11.69, the average of the high and low Common Stock price reported by the Nasdaq National Market ("Nasdaq") on December 31, 1996.
(2) Consists of warrants held of record by MGD Holdings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following is a summary of certain agreements and transactions between or among the Company, its subsidiaries and certain related parties. It is the Company's policy to enter into transactions with related parties on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. Based upon the Company's experience and the terms of its transactions with unaffiliated parties, it is the Company's belief that the transactions described below involving the Company met such standards at the time such transactions were effected.

     In June 1991, MGD Holdings, a corporation controlled by Mr. DeGroote who also serves as Chairman of the Board of the Company, entered into a management agreement with RII pursuant to which MGD Holdings acquired warrants to purchase
1,150,000 shares of RII common stock at $9.00 per share.   The RII warrants
vested at a rate of 20% per year. In connection with the Spin-off, MGD Holdings received, by virtue of its then ownership of the RII warrants, warrants to purchase 400,000 shares of Common Stock at $3.60 per share (the "Spin-off Warrants"). All of the Spin-off Warrants have vested and MGD Holdings has exercised its right to purchase 160,000 of such shares.

     In October 1996, the Company consummated the Mergers. In consideration for all of the outstanding stock of CSC and CSU, the Company issued to Alliance Holding 14,760,000 shares of Common Stock, warrants to acquire an additional 4,200,000 shares of Common Stock at exercise prices ranging from $2.625 to $3.875 and a $4,000,000 promissory note. At the time of such transaction, Joseph E. LoConti was a director of the Company and served as President and Chairman of the Board of Alliance Holding. At the time of the Mergers, Alliance Holding was indebted to CSU for the sum of $270,386. The indebtedness was reduced to $156,329 by December 31, 1996 by a payment-in-kind by Alliance Holding of the tangible operating assets used by the surety claims management and reinsurance intermediary operations. The interest rate on such indebtedness as of December 31, 1996 was 5.51%.

      Simultaneously with the Mergers, MGD Holdings and its assigns and H. Wayne Huizenga each acquired 2,000,000 shares of Common Stock and warrants to purchase an additional 6,000,000 shares of Common Stock at exercise prices ranging from $2.625 to $3.875 per share for an aggregate purchase price of $10,500,000 (the "1996 Stock Issuance").

      MGD Holdings, WeeZor and the Ferrill Trust, affiliates of Messrs. DeGroote, Ferrill and Rochon, respectively, have entered into agreements to purchase from the Company 555,556, 55,555 and 5,500 units, respectively (each unit (a "Unit"), consisting of one share of Common Stock and one warrant to purchase one additional share of Common Stock at $11.00 per share), for a purchase price of $10.00 per Unit pursuant to purchase agreements, dated December 30, 1996. On January 6, 1997, the issuance of such Units was approved by written consent of the holders of a majority of the outstanding shares of Common Stock. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 27, 1997, the Company commenced the distribution of a Schedule 14C Information Statement (the "Information Statement") to holders of its Common Stock as of the date of such written consent. The Information Statement is intended to notify such holders of Common Stock of the action by written consent approving the issuance of Units to MGD Holdings, the Ferrill Trust and WeeZor. In accordance with the requirements of the Exchange Act, the issuance of Units to MGD Holdings and Messrs. Ferrill and Rochon will close no earlier than 20 days following the distribution of the Information Statement to such holders. Upon the closing of the issuance of such Units, the Company will receive an additional $5.3 million in proceeds.

     Mr. Gowland received warrants to purchase 120,000 shares of Common Stock in April 1995 as part of the Spin-off. The warrants were issued as a result of his then ownership of RII warrants received as compensation for services rendered to RII. Mr. Gowland has exercised the warrants as to 50,000 shares. All remaining unexercised warrants are exercisable with an exercise price of $1.60 per share.

     The investment portfolios of the Company's insurance subsidiaries include numerous real estate loans, including several loans to businesses that are controlled by certain Alliance Holding shareholders, including the father of Mr. LoConti. All extensions of credit to the foregoing were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features. The loans to the business organizations associated with Mr. LoConti's father aggregate approximately $2.9 million. These loans provide for interest payments only until maturity, which range from December 31, 1997 through April 30, 1999.

      Mr. LoConti's parents and sister own an insurance agency that writes premiums on behalf of the Company's insurance subsidiaries. Premiums written on behalf of the Company's subsidiaries account for more than 5% of the agency's business. In 1996, commissions paid to the agency totaled $125,000. The commissions paid to the agency are on the same terms as commissions paid to other unrelated agencies and the policies written have historically had a loss ratio no more adverse than those of other agencies.

     Prior to the Mergers, two third parties secured environmental surety bonds and financial guaranty bonds issued on their behalf by CSC and its subsidiaries with $1.5 million and $2.0 million notes issued by Alliance Holding. The Company expects each party to replace such collateral with other security prior to the end of the year. To date, the Company has not had to make payment on the bonds issued to such parties, nor has it been required to recover for any loss by executing upon the security.

     Alliance Holding operates out of the same office as the executive offices of the Company. In exchange for such space and the occasional use of personnel and office equipment, Alliance Holding permits the Company and its subsidiaries to use certain surety bond software programs developed and owned by Alliance Holding. The Company believes the aggregate value of this shared lease, personnel and related office equipment arrangement to be less than the materiality standard specified in Item 404 of Regulation S-K promulgated by the SEC.

      Mr. Skoda became Chief Financial Officer of the Company on November 6, 1996. On December 3, 1996, the Company acquired all of the outstanding shares of SMR & Co. Business Services, Inc. ("SMR") in exchange for 600,000 shares of Common Stock and warrants to acquire an additional 900,000 shares of Common Stock at $10.375 per share. Mr. Skoda was the one-third owner of SMR. Among the liabilities of SMR are a deferred compensation arrangement for Mr. Skoda pursuant to which he is entitled to receive 40% of collections from the November 30, 1996 receivables of SMR, which totaled an amount not expected to exceed $1,188,350. In addition, the office building utilized by SMR is leased under a ten-year lease from a partnership in which Mr. Skoda's spouse is a one-third owner. The lease, which expires on February 28, 2006, provides for rental payments of $557,700 per year. SMR has performed services for CSU and CSC, and their related entities, throughout 1996. However, the aggregate value of services rendered to the Company and its subsidiaries subsequent to the time Mr. Skoda became an officer of the Company and prior to the time of SMR's acquisition by the Company does not exceed the disclosure threshold specified in Item 404 of Regulation S-K promulgated by the SEC.

      Mr. Stout's spouse, Anne L. Meyers, served as the corporate secretary of the Company from October 1996 until March 1997 and her law firm, Anne L. Meyers & Associates Co., L.P.A., performed substantial legal work for Alliance Holding and its subsidiaries prior to the Mergers, for Alliance Holding subsequent to the Mergers, and for the Company and its subsidiaries, subsequent to the Mergers. In 1996, Anne L. Meyers & Associates received approximately $157,000 in compensation for services from the Company and, subsequent to the Mergers, its subsidiaries.

      In March 1997, Mr. LoConti resigned as Vice Chairman and an inside Director of IASI and Mr. Lowenstein was elected as an outside Director to serve as Mr. LoConti's replacement. Mr. LoConti also entered into a Representation Agreement with IASI under which Mr. LoConti will continue to provide his exclusive services to IASI following his resignation as an officer and director of IASI.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      Set forth below is a performance graph comparing the cumulative total shareholder return on the Company's Common Stock based on its market price, with the cumulative total return of companies in the S&P 500 Index, the S & P Waste Management Group (formerly referred to as S & P Pollution Control Group), and the Nasdaq Insurance Group. The Company included the performance of Nasdaq Insurance Group for first time in 1996 since, as a result of the Mergers, the nature of the Company's primary business has changed. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on April 27, 1995.

     The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN*
                         AMONG IASI, THE S&P 500 INDEX,
                         THE S&P WASTE MANAGEMENT INDEX
                         AND THE NASDAQ INSURANCE INDEX

                        [PERFORMANCE GRAPH APPEARS HERE]

                                                     CUMULATIVE TOTAL RETURN
                                  -----------------------------------------------------------------
                                  4/27/95   6/95    9/95     12/95   3/96     6/96    9/96     12/96
   IASI                            $100     $121    $150     $113   $  85     $958    $800     $808

   S & P 500                        100      110     118      125     132      138     142      154

   S & P Waste Management           100      105     100      104     111      111     109      111

   NASDAQ Insurance                 100      108     120      132     131      134     137      151


       PROPOSAL TO APPROVE THE COMPANY'S 1996 EMPLOYEE STOCK OPTION PLAN
                           (Item 2 on the Proxy Card)

         The stockholders are asked to approve the 1996 Employee Stock Option Plan (the "Plan"). The Company's Board of Directors approved the Plan at a meeting held December 9, 1996, subject to stockholders' approval. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the interests of Plan participants to those of stockholders of the Company. The Directors believe that the incentives created by the Company's stock incentive plans have contributed to the Company's attraction and the retention of superior employees and the Company's financial performance by aligning the participants' interests with those of the stockholders, and that the incentives that will be created by this Plan will affect a similar contribution. The following description of the Plan is subject to the Plan provisions as set forth in Appendix I to this Proxy Statement.

         The maximum number of shares of Common Stock available for stock-based awards under the Plan is 1,000,000 shares. Awards may be made to employees, consultants and non-employee directors of the Company.

         The Plan will be administered by the Compensation Committee of the Company's Board of Directors, which shall include non-employee, independent members of the Board who shall qualify as "non-employee directors" pursuant to Rule 16b-3 under the Exchange Act, except that awards and matters relating to the grants to non-employee directors will be made solely by the Board of Directors.

         Stock options may be issued under the Plan in the form of "non-qualified" or "incentive" stock options. The exercise price of a stock option may not be less than the fair market value of the price of a share of Common Stock on the date of the grant. The terms of the option, including its exercisability and termination date, shall be determined by the Compensation Committee. A stock option may not be exercisable after the tenth anniversary of its date of grant. Payment of the exercise price of a stock option may be in cash, in shares having a fair market value equal to the aggregate exercise price, or a combination of cash and shares.

         There are no federal income tax consequences to either the Company or the participant as a result of the grant of either a "non-qualified" or an "incentive" stock option, or upon the exercise of an "incentive" stock option. Upon the exercise of a "non-qualified" stock option, however, federal and state income and federal social security taxes are payable by the participant based upon the difference between the exercise price and the fair market value of the shares on the date of exercise, and a deduction is available to the Company for the same amount.

         The table below, sets forth the options that have been granted to date to the Company's executive officers, non-executive directors and all other persons under the Plan. All options are conditioned on stockholders' approval of the Plan.

                        1996 EMPLOYEE STOCK OPTION PLAN


NAME                                  DOLLAR VALUE($)(1)                      NUMBER OF OPTIONS
----                                  ----------------                        -----------------
Michael G. DeGroote                                -0-                                      -0-
  Chairman
Edward F. Feighan                               $1,250                                   10,000
  President and CEO
Douglas R. Gowland                                 -0-                                      -0-
  Vice President
Executive officers as a                         $5,875                                   47,000
  group (7 persons)
Non-employee directors                         $18,750                                  150,000
  as a group (3 persons)
All other employees (who                       $25,500                                  204,000
  are not executive officers)


_______________

(1) Assumes a market value of the underlying securities of $11.125 (the closing price of the Common Stock as reported by Nasdaq on March 27, 1997) minus the exercise price of $11.00 (the fair market value on December 26, 1996, the date of grant).

         All of the options to the executive officers and other employees were granted at an option price of $11.00 per share. The options vest in increments of 20% per year, with the initial vesting occurring on December 26, 1997, the first anniversary of the date of grant. Unless earlier terminated in accordance with the terms of the Plan, the options expire on December 25, 2002. On March 27, 1997, the closing sale price of a share of the Common Stock, as reported on Nasdaq, was $11.125 per share.

         No awards may be made under the Plan on or after the tenth anniversary of the effective date of the Plan. Awards under the Plan may not be transferred except by will, the laws of descent and distribution or qualified domestic relations orders. The Compensation Committee has the authority to establish the rights of participants in all events of termination of employment, including death, disability, retirement or resignation, except that termination for cause results in immediate forfeiture of any awards under the Plan.

         The Board may terminate, modify or amend the Plan, except that no modifications may be made without stockholder approval which would (i) increase shares available, (ii) modify eligibility requirements or (iii) materially increase benefits.

         Approval of the Plan requires the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting. Approval of the Plan will also exempt the grant of options thereunder to officers or directors from the provisions of Section 16(b) of the Exchange Act.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE COMPANY'S 1996 EMPLOYEE STOCK OPTION PLAN.

        PROPOSAL TO APPROVE THE COMPANY'S AGENTS 1997 STOCK OPTION PLAN
                           (Item 3 on the Proxy Card)

         On December 9, 1996, the Board of Directors adopted the Agents 1997 Stock Option Plan (the "Agent Plan"), subject to stockholder approval. The following description of the Agent Plan is subject to the Plan provisions as set forth in Appendix II to this Proxy Statement.

         The purpose of the Plan is to provide performance-based compensation to certain insurance agencies and individual agents who write quality surety business for the Company's insurance subsidiaries, including CSU and CSC. The participants in the Agent Plan include agents who did business with Midwest Indemnity Company, the assets of which were acquired by CSU in January 1997. The Plan is administered by an Agent Option Committee, consisting of Messrs. Feighan, Skoda and Stout. On January 7, 1997, options for an aggregate of 1,200,000 shares of Common Stock (the "Agent Options"), the maximum number of shares of Common Stock available for issuance under the Agent Plan, were granted to a total of 69 agents based on an estimated $120 million of gross written insurance premiums to be written in the three year period ended December 31, 1999 (the "Qualification Period"). All options are conditioned on stockholders' approval of the Agent Plan. The options vest only to the extent the agent satisfies its minimum commitment for premiums during the Qualification Period, and only to the extent the loss ratios for the insurance business written meet or exceed certain performance criteria. The options terminate on June 30, 2002, or earlier under certain conditions, including termination of the agency agreement between the agent and CSC and other surety companies.

         Upon exercise of the Agent Options, the Agent will recognize compensatory income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise and the Company will have a deduction for commissions paid for the same amount.

         In the event of exercise of the Agent Options and the issuance of shares of Common Stock pursuant thereto, the voting rights of the holders of Common Stock will be diluted.

         Approval of the Agent Plan requires the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE COMPANY'S AGENTS 1997 STOCK OPTION PLAN.

              PROPOSAL TO APPROVE GRANTS TO NON-EMPLOYEE DIRECTORS
                           (Item 4 on the Proxy Card)

         On December 26, 1996 and March 25, 1997, the Board of Directors granted under the Plan, subject to stockholders' approval, options to purchase 50,000 shares of Common Stock to (i) Harve A. Ferrill and Richard C. Rochon and
(ii) Hugh P. Lowenstein, respectively. The grants are designed to promote the best interests of the Company by enhancing the Company's ability to attract and retain the services of experienced and knowledgeable non-employee directors and providing additional incentives for such directors to continue working for the best interests of the Company and its stockholders.

         The options are immediately exercisable. The exercise price of the options to be acquired by (i) Messrs. Ferrill and Rochon and (ii) Mr. Lowenstein is $11.00 per share and $12.00 per share, respectively. The options terminate on December 24, 2001, unless earlier terminated in accordance with the provisions of the Plan.

         The grants are being submitted to stockholders for approval at the Annual Meeting in order to retain their exemption from the provisions of
Section 16(b) of the Exchange Act. The federal tax consequences resulting from the grant and any future exercise of the options are discussed in "Proposal to Approve the 1996 Employee Stock Option Plan."

         Approval of the option grants requires the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE GRANTS TO THE NON-EMPLOYEE DIRECTORS.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                           (Item 5 on the Proxy Card)

         The Board of Directors, upon recommendation of the Audit Committee, has approved and recommends the appointment of KPMG Peat Marwick LLP, independent accountants ("KPMG"), to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 1997.

         Arthur Andersen LLP ("Arthur Andersen") served as the independent auditors of the Company for the fiscal years ended December 31, 1994 and 1995 and until February 19, 1997. During the past two fiscal years and through and including February 19, 1997, there have been no disagreements between the Company and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Further, the audit reports of Arthur Andersen on the financial statements as of and for the years ended December 31, 1994 and 1995 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

         From 1987 until December 1996, after the consummation of the Mergers, KPMG served as the independent auditors for the Company's insurance subsidiaries. In February 1997, it was determined by the Company that its best interest would be served by retaining KPMG as its independent auditors. Accordingly, on February 19, 1997, the Company dismissed Arthur Andersen and engaged KPMG as the Company's independent auditors. KPMG performed the audit of the Company's consolidated financial statements for the year ending December 31, 1996. The decision to change auditors was approved by the Audit Committee of the Company's Board of Directors.

         The Company requested that Arthur Andersen furnish a letter addressed to the SEC stating that it agreed with the above statements relating to Arthur Andersen. A copy of such letter dated March 31, 1997 was filed as Exhibit 16.1 to the Company's Form 8-K/A, dated February 19, 1997.

         A representative of KPMG is expected to attend the Annual Meeting and be available to respond to appropriate questions.

         Ratification of the appointment of KPMG as independent accountants shall be effective upon receiving affirmative vote of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION BY THE STOCKHOLDERS OF THIS APPOINTMENT.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership to the SEC. Officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish the Company with copies of all
Section 16(a) reports they file.

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from the reporting person that no Form 5 is required, for the period from January 1, 1996 to December 31, 1996, all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with, other than initial Form 3s for Messrs. Rochon and Ferrill and Form 4s, required to be filed in October, for MGD Holdings and Mr. DeGroote were filed one month late due to administrative oversight.

                             STOCKHOLDER PROPOSALS

         Any proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement and form of proxy relating to such meeting not later than December 1, 1997. It is suggested that proponents submit their proposals by certified mail, return receipt requested. Detailed information for submitting resolutions will be provided upon written request to the Secretary of the Company (International Alliance Services, Inc., 10055 Sweet Valley Drive, Valley View, Ohio 44125, attention: Secretary). No stockholder proposals were received for inclusion in this Proxy Statement.

                            EXPENSES OF SOLICITATION

         The Company will bear the expense of preparing and mailing the proxy material, as well as the cost of solicitation. ChaseMellon Shareholder Services ("ChaseMellon") has been retained by the Company to assist in the solicitation of proxies. For such services, ChaseMellon will be paid fees in the aggregate amount of $3,500 plus reimbursement of out-of-pocket expenses.
In addition, the Company will reimburse brokers, nominees, banks and other stockholders of record for their expenses incurred in forwarding proxy material to beneficial owners. It is expected that the solicitation of proxies will be primarily by mail, but directors, officers and employees of the Company may solicit proxies by personal interview, telephone or telegraph. These persons will receive no additional compensation for such services.

                                 OTHER MATTERS

         Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, it is intended that shares represented by proxies will be voted with respect thereto in accordance with judgment of persons named in such proxies.

         The accompanying form of proxy has been prepared at the direction of the Board of Directors of the Company and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by the Board of Directors.

                                        By Order of the Board of Directors,


                                        /s/ MICHAEL G. DEGROOTE

                                        Michael G. DeGroote
                                        Chairman of the Board

Hamilton, Bermuda
April 1, 1997

                                                                      Appendix I


                      INTERNATIONAL ALLIANCE SERVICES, INC.

                         1996 EMPLOYEE STOCK OPTION PLAN

         1. STATEMENT OF PURPOSE. This 1996 Employee Stock Option Plan (the "Plan") is to benefit International Alliance Services, Inc., a Delaware corporation (the "Company"), and its subsidiaries through the maintenance and development of their respective businesses by offering certain present and future key employees and officers, non-employee directors and independent contractors providing services to the Company, a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their involvement with the Company.

         2. ELIGIBILITY. Options shall be granted only to key employees, including officers and independent contractors or consultants and non-employee directors performing services for the Company and its subsidiaries (the "Employees") selected from time to time by the Committee (or, in the case of awards to non-employee directors, the Board) on the basis of their importance to the business of the Company or its subsidiaries (collectively, the "Participants" or "Optionees").

         3. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee"), consisting of two or more outside directors (as defined under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")) appointed by the Board of Directors, whose interpretation of the terms and provisions of the Plan shall be final and conclusive. The selection of Employees, for participation in the Plan and all decisions concerning the timing, pricing and amount of any grant or award to Employees under the Plan shall be made solely by the Committee. The selection, timing, pricing and amount of any grant or award to non-employee directors, including members of the Committee, shall be made solely by the Board of Directors.

         4. GRANTING OF OPTIONS. Options under which a total of not in excess of 1,000,000 shares of the $.01 par value common stock of the Company ("Common Stock") may be purchased from the Company, subject to adjustment as provided in
Section 10. In the event that an option expires or is terminated, canceled or unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option). Shares subject to options may be made available from unissued or reacquired shares of Common Stock. Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any Optionee any right to be continued in the employment of the Company or any subsidiary of the Company or as a director or consultant to the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate his employment or consulting relationship at any time.

         5. OPTION PRICE. The option price shall be determined by the Committee (or, in the case of awards to non-employee directors, the Board) at the time the option is granted and, subject to the provisions of Section 10 hereof, shall be not less than the fair market value at the time the option is granted of the shares of Common Stock subject to the Option. The date of grant shall be the date of the Committee or Board action, unless a subsequent date is specified by the Committee.

         6. DURATION OF OPTIONS, INCREMENTS AND EXTENSIONS. Subject to the provisions of Section 8 hereof, each option shall be for such term of not more than ten years, as shall be determined by the Committee (or, in the case of awards to non-employee directors, the Board) at the time the option is granted. Each option shall become exercisable with respect to 20% of the total number of shares subject to the option twelve months after the date of its grant and with respect to each additional 20% at the end of each twelve-month period thereafter during the succeeding four years. Notwithstanding the foregoing, the Committee (or, in the case of awards to non-employee directors, the Board) may in its discretion: (i) specifically provide for another time or times of exercise at the time the option is granted; (ii) accelerate the exercisability of any option subject to such terms and conditions as the Committee (or, in the case of awards to non-employee directors, the Board) deems necessary and appropriate; or (iii) at any time prior to the expiration or termination of any option previously granted, extend the term of any option (including such options held by officers) for such additional period as the Committee (or, in the case of awards to non-employee directors, the Board) in its discretion shall determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten years. Subject to the foregoing, all or any part of the shares to which the right to purchase has vested may be purchased at the time of such vesting or at any time or times thereafter during the option period.

         7. EXERCISE OF OPTION. As a condition to the exercise of any option, the "Quoted Price" (as defined below) per share of Common Stock on the date of exercise must be equal to or exceed the option price referred to in Section 5 hereof. An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either:
(i) in cash; (ii) by check; (iii) if so approved by the Committee, by a promissory note in a form specified by the Company and payable to the Company no later than fifteen business days after the date of exercise of the option; (iv) if so approved by the Committee, by shares of the Common Stock of the Company; or (v) by a combination of these methods of payment. The "Quoted Price" and the per share value of Common Stock for purposes of paying the option price in accordance with the immediately preceding sentence shall equal the closing selling price per share of Common Stock on the date in question on the Nasdaq Stock Market or the principal stock exchange upon which the Company's Common Stock is listed (the "Exchange"). The right to pay the purchase price of shares by delivery of a promissory note shall not be available to any Optionee who is a person described in Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act").

         At any time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or his heirs, legatees, or legal representatives, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         At the time of the exercise of any option the Committee may require, as a condition of the exercise of such option, the Optionee to: (i) pay the Company an amount equal to the amount of tax the Company may be required to withhold for federal income tax purposes as a result of the exercise of such option by the Optionee; (ii) make such other arrangements with the Company which would enable the Company to pay such withholding tax, including, without limitation, holding back a number of shares issuable upon exercise of the option equal to the amount of such withholding tax, or permitting the Optionee to deliver a promissory note in a form specified by the Committee or withhold taxes from other compensation payable to the Optionee by the Company; or (iii) a combination of the foregoing.

         8. TERMINATION OF RELATIONSHIP-EXERCISE THEREAFTER. In the event the relationship between the Company and an Optionee is terminated for any reason other than death, permanent disability, voluntary termination or willful misconduct, gross negligence or other termination for cause, such Optionee's unvested options shall immediately terminate and the Optionee's vested options shall thereafter expire and all rights to purchase shares pursuant thereto shall terminate three (3) months following the date of termination of the relationship, but in no event after the expiration date of the option. Temporary absence from employment or as a consultant because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its subsidiaries, shall not be considered to terminate employment or consulting relationship or to interrupt continuous employment or consulting relationship.

         In the event of termination of said relationship because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), the option may be exercised in full, without regard to any installments established under Section 6 hereof, by the Optionee or, if he is not living, by his heirs, legatees or legal representative (as the case may be) during its specified term prior to three years after the date of death, permanent disability or retirement, or such longer period as the Committee may prescribe, but in no event after the expiration date of the option.

         If the employment or rendering of services to the Company, or one of its subsidiaries, of a Participant to whom an option shall have been granted under this Plan terminates: (i) for any reason prior to the first date the option becomes exercisable; (ii) as a result of such person's willful misconduct, gross negligence, or any other termination for cause; or (iii) as a result of the voluntary termination of employment or service by the Participant, then anything to the contrary herein notwithstanding, all such options or portions of options then held by such Participant shall terminate on the date notice is given either to or from the Company of termination of employment by or service to the Company; provided, however, that in the event of a termination under clause (iii) above, the Committee may, but shall not be required to, allow the Participant to exercise the Option (to the extent exercisable on the date of termination) at any time within three (3) months after the date of termination (but not beyond the original term of the Option). All factual determinations with respect to the termination of a Participant's employment of, or rendering of services to, the Company that may be relevant under this Section 8 shall be made by the Committee in its sole discretion.

         9. NON-TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, options shall be exercisable only by the Optionee, and options shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

         10. ADJUSTMENT. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock of the Company is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted hereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

         11. NO IMPAIRMENT OF RIGHTS. Nothing contained in the Plan or any option granted pursuant to the Plan shall confer upon any Optionee any right to be continued in the employment of the Company or any subsidiary of the Company or to be continued as a director or consultant to the Company or any subsidiary of the Company or interfere in any way with the right of the Company or its subsidiaries to terminate such employment or consulting relationship and/or to remove any Optionee who is a director from service on the Board of Directors of the Company at any time in accordance with the provisions of applicable law.

         12. AMENDMENT OF PLAN. The Board of Directors of the Company may amend or discontinue the Plan at any time. However, no such amendments or discontinuance shall be made without the requisite stockholder approval of the stockholders of the Company if stockholder approval is required as a condition to the Plan continuing to comply with the provisions of Rule 16b-3 or Section 162(m) of the Code. No amendment to the Plan or any Option shall impair the rights of any outstanding Option holder, without such holder's consent.

         13. GOVERNANCE. The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the 1934 Act. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

         14. EFFECTIVE DATE OF THE PLAN. The Plan has been adopted by the Board of Directors at its meeting on December 9, 1996. The Plan shall become effective when approved by the Company's stockholders. Options may be granted under the Plan prior to its approval by the Company's stockholders, provided that such options may not be exercised prior to the stockholders' approval, and all such options shall expire if the stockholders fail to approve the Plan on or prior to November 30, 1997.

                                                                   Appendix II



                      INTERNATIONAL ALLIANCE SERVICES, INC.
                          AGENTS 1997 STOCK OPTION PLAN

1. PURPOSE OF THE PLAN. This International Alliance Services, Inc. Agents 1997 Stock Option Plan is intended to promote the interests of the Company and its stockholders. The purposes of the Plan are to provide performance based compensation to certain agencies and/or individuals providing quality surety business for Company Subsidiaries by giving them a permanent stake in the growth and prosperity of the Company; to foster in participants a strong motivation to put forth maximum effort for the continued production of business for the Company's Subsidiaries that will further promote the success and advancement of the Company; and to aid in retaining participants who put forth such efforts.

2. DEFINITIONS. When used herein, the following terms shall have the meanings set forth below:

     2.1 "Affiliate" means, with respect to any specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

     2.2 "Agency Agreement" means the agreement among the Agent, Commercial Surety Agency, Inc. ("CSU") and Century Surety Company ("CSC") (together with other surety companies including Gulf Insurance Company) for the production of surety business.

     2.3 "Agent" or "Agents" mean any duly licensed agent, broker or solicitor (whether entity or individual) who has provided a commitment acceptable to CSU, in its sole discretion for the production of business.

     2.4 "Board" means the Board of Directors of the Company.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

     2.6 "Committee" means the Compensation Committee of the Board and/or any other committee appointed by the Board whose members meet the requirements for eligibility to serve set forth in Section 3 of this Plan and which is invested by the Board with responsibility for the administration of this Plan; PROVIDED, HOWEVER, that only those members of the Compensation Committee of the Board who participate in decisions relative to Options under this Plan shall be deemed to be part of the "Committee" for purposes of this Plan.

     2.7 "Company" means International Alliance Services, Inc., a Delaware corporation, collectively with its Subsidiaries, if any, where consistent with the context.

     2.8 "Directors" means members of the Company's Board.

     2.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

     2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

     2.11 "Fair Market Value" means, except as otherwise determined by the Committee, with respect to the Shares, the closing bid price for the Shares as reported on the national securities exchange on which the Shares are traded, or, if applicable, as reported on the NASDAQ National Market ("Nasdaq"), on the date for which the determination of fair market value is made, or if there are no sales of Shares on that date, then on the next preceding date on which there were any sales of Shares. If the Shares are not or cease to be traded on a national securities exchange or on the Nasdaq National Market, the "Fair Market Value" of Shares shall be determined in the manner prescribed by the Committee.

     2.12 "Non-Qualified Stock Option" means an Option that is not of the type and does not meet the requirements of Section 422 of the Code.

     2.13 "Option" means the right to purchase, at a price and for a term fixed by the Committee in accordance with this Plan, and subject to such other limitations and restrictions as this Plan and the Committee impose, the number of Shares specified by the Committee.

     2.14 "Option Agreement" means a written agreement in such form as may from time to time be hereafter approved by the Committee, which Option Agreement shall set forth the terms and conditions of an Option under this Plan, and be duly executed by the Company and the Participant.

     2.15 "Parent" means any corporation, other than the employer corporation of a Participant, in an unbroken chain of corporations ending with the employer corporation of a Participant if each of the corporations other than such employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2.16 "Participant" means Agents who are selected by the Committee to participate in the Plan.

     2.17 "Plan" means the Company's 1997 Agents Stock Option Plan.

     2.18 "Regulation T" means Part 220, Chapter II, Title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

     2.19 "Securities Law" means the Securities Act of 1933, as amended, the Exchange

Act, any applicable state or local law or regulation or any administrative or quasi-administrative requirement (including stock exchange requirements) applicable to the sale, issuance, distribution or delivery of securities.

     2.20 "Share" or "Shares" means Common Shares, without par value, of the Company or, if by reason of the adjustment provisions contained herein, any rights under an Option under this Plan pertaining to any other security, such other security.

     2.21 "Subsidiary" or "Subsidiaries" means with respect to any specified corporation any corporation in an unbroken chain of corporations beginning with the specified corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.22 "Successor" means the person or persons who shall acquire the right to exercise an Option by transfer.

     2.23 "Term" means the period during which a particular Option may be exercised.

3. ADMINISTRATION OF THE PLAN. The Board shall appoint the Committee, which shall consist of three (3) members who are members of the Board or executive officers of the Company. Subject to the provisions of the Plan, the Committee shall have full authority, in its sole and absolute discretion, to determine which Agents will become the Participants to whom Options shall be granted, the number of Shares to be covered by each of the Options, and the terms and provisions (including vesting schedule and restrictions on exercise) of the Option Agreements by which Options shall be evidenced; to amend or cancel Options (subject to Section 15 of the Plan); to interpret the Plan; to determine the requirements with respect to the transferability of Options; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. The construction and interpretation by the Committee of any provision of the Plan or any Option Agreement delivered pursuant to the Plan and any determination by the Committee pursuant to any provision of the Plan or any Option Agreement delivered pursuant to the Plan shall be final and conclusive. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee and the Committee may delegate to one or more employees, agents or officers of the Company, or to one or more third party consultants, accountants, lawyers or other advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate. No member of the Committee shall be liable in the absence of bad faith, for any act or omission with respect to such member's service on the

Committee. The Committee shall from time to time adopt policies and procedures applicable to Options that will govern the rights of Participants and Successors upon the occurrence of any other event determined by the Committee, in its sole and absolute discretion, to be appropriate.

4. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the exercise of Options to be granted from time to time under the Plan an aggregate of up to One Million Two Hundred Thousand (1,200,000) Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, issued Shares which shall have been reacquired by the Company, or Shares acquired on the open market specifically for distribution under the Plan. Any Shares subject to issuance upon exercise of an Option, but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares will be removed from aggregate of Shares reserved.

5.   GRANT OF OPTIONS TO PARTICIPANTS.

     5.1 Definitions. For purposes of Sections 5, 6 and 7 the following definitions apply:

          5.1.1 "Premium" shall mean the gross written premium booked by CSU including additional premiums, but less return premiums and cancellations for a bond. For calculation purposes, no adjustments will be made with respect to additional premiums, returned premiums or cancellations occurring more than 60 days after the end of the Qualification Period.

          5.1.2 "Bonds" will mean all bonds for surety written by a Participant which (i) are written pursuant to the authority and powers granted under the Agency Agreement (excluding any bonds written under powers for bonds which must be specially accepted by Gulf Insurance Company), (ii) were underwritten by CSU where required by the Agency Agreement, and (iii) have an effective date within the Qualification Period.

          5.1.3 "Calculation Period" will mean with respect to any designated date, a period from the commencement of each referenced Underwriting Year until the specified date.

          5.1.4 "Commitment Amount" will mean an Agent's commitment as determined pursuant to Section 5.2 below.

          5.1.5 "Loss Ratio (year)" will mean for any Calculation Period the ratio of the Incurred Losses (as of the end of the Calculation Period) for all Bonds written by the Participant whose inception dates were within the specified Underwriting Year(s) to the Premium on all such Bonds whose inception dates were within the same Underwriting Year(s); where:

                a. "Incurred Losses" are the sum of reserves for Unpaid Losses plus reserves for unpaid Allocated Claims Expenses, plus Paid Losses, plus paid Allocated Claims Expenses, without any Incurred But Not Reported.

               b. "Paid Losses" are all payments for claims under the Bonds made by the Company plus all Allocated Claims Expense paid in connection with Bonds whether or not related to claims paid, less recoveries for salvage and subrogation, provided that the first Fifty Thousand Dollars ($50,000) of Allocated Claims Expense paid will be excluded.

               c. "Unpaid Losses" are the reserve for liability for known losses which have occurred and have been reported.

               d. "Allocated Claims Expense" are expenses that, under applicable accounting practices, directly allocates to a particular claim. These expenses include but are not limited to fees for attorneys, adjustors and consultants, court costs and related costs such as filing fees, stenographic services, witnesses and summonses, copies of documents and claim service fees.

               e. "Incurred But Not Reported" is a reserve for liability for future payment on losses which have already occurred but have not yet been reported and shall also include expected future development on outstanding loss reserves.

               Any Participant, at their option, may reduce their Loss Ratio by posting collateral with CSU of the type and form and in an amount acceptable to CSU, in its sole discretion, to be applied to Incurred Losses.

         5.1.6 "Minimum Commitment" is Three Hundred Thousand Dollars ($300,000) in Premium during the Qualification Period.

         5.1.7 "Total Premium" will mean the actual amount of Premium on all Bonds produced by a Participant (includes all three years of the Qualification Period).

         5.1.8 "Qualification Period" will mean the three year period beginning on January 1, 1997 and ending on December 31, 1999.

         5.1.9 "Underwriting Year [year]" will mean with respect to a specified year, a twelve month period commencing on January 1 of the year and ending on December 31 of the same year in which a particular Bond or group of Bonds had an effective date.

     5.2 SELECTION OF PARTICIPANTS. Options may be granted pursuant to the Plan to any Agent which the Committee, in its sole and absolute discretion, determines may be a Participant in the Plan, provided such Agent signs an Option Agreement which commits the Agent to produce at least Three Hundred Thousand Dollars ($300,000) of Premium during the

Qualification Period. The maximum amount of Premium to which an Agent will be permitted to commit will be determined by the Committee in its sole discretion. The Option Agreement and commitment must be signed in order for the grant to be effective.

     5.3 GRANT OF OPTIONS. The Committee will grant to all Participants who have fulfilled all requirements for entry into the Plan, Options in a number equal to such Participant's Commitment divided by one hundred dollars (i.e. one thousand options for each one hundred thousand dollars of Premium). Option amounts will be rounded down to the nearest one hundred. The Options will be granted within three business days after the closing date of the purchase of the assets of Midwest Indemnity Corporation by the Company's Subsidiary. The Options granted will not be vested or exercisable upon their granting, and are subject to vesting, exercise and termination in accordance with the terms of the Plan.

6.   OPTIONS.

     6.1 TYPES OF OPTIONS. Options granted under this Plan will be Non-Qualified Stock Options and will be treated by the Company and Participant as such for federal income tax purposes.

     6.2 OPTION PRICE. The option price per Share of any Option granted under the Plan will be the Fair Market Value of the Shares covered by the Option on the day the Committee grants the Options.

     6.3 TERM OF OPTIONS. Options granted hereunder shall be valid for not more than five and one half years from the date of grant. Options must be exercised no later than the earlier of five and one half years after the granting of the Options or one year after the date such Option vests (or first becomes exercisable), but shall be subject to earlier termination as hereinafter provided.

     6.4 TERMINATION OF OPTIONS. Unless otherwise expressly provided in an Option Agreement with the Participant to whom an Option is granted, and then only in such instance, the following terms apply to Options granted under the
Plan:

          6.4.1 TERMINATION OF UNVESTED OPTIONS. If the Agency Agreement of a Participant to whom an Option shall have been granted under this Plan is terminated prior to the end of the Qualification Period, then all such Options or portions of Options then held by such Participant shall terminate on the date the Agency Agreement is terminated.

          6.4.2 IMMEDIATE TERMINATION OF ENTIRE OPTION. If the Agency Agreement of a Participant to whom an Option shall have been granted under this Plan could have been terminated as a result of such Participant's willful misconduct, willful failure to follow underwriting guidelines, gross negligence, bankruptcy, liquidation or any other event that would give cause for termination which occurred during the Qualification Period, but was discovered subsequent thereto; then anything to the contrary herein notwithstanding, all such Options or portions of Options then held by such Participant shall terminate on the date written notice is given to Participant that such an event has been discovered.

          6.4.3 DEATH OF PARTICIPANT. If a Participant who is an individual shall die or become disabled as defined in Section 422(e)3 of the Code, then any Option exercisable as of the date of death may be exercised by the Participant's Successor at any time within one (1) year after the date of such Participant's death (but not beyond the original term of the Option).

          6.4.4 TERMINATION OF AGENCY AGREEMENT. If the Agency Agreement of a Participant to whom an Option shall have been granted shall terminate, other than as provided in Sections 6.4.1, 6.4.2 or
                6.4.3 hereof, then the Option (to the extent exercisable on the date of termination) may be exercised at any time within three
                (3) months after the date of such termination (but not beyond the original term of the Option).

          6.4.5 CONTINUATION. If a Participant merges, reorganizes, changes its form of organization, dissolves and reorganizes for purposes of removing a partner, sells all or substantially all of its assets or suffers a change in control, or if an individual Participant dies or becomes disabled and the business is continued, the Committee, in its sole and absolute discretion, may, but is not obligated to, allow assignment of the Option Agreement and may establish procedures whereby the new or continued entity, subject to any requirements established by the Committee, allow assignment of the Option Agreement and rights thereunder to the successor of the Participant.

7.   VESTING OF OPTIONS.

     7.1 CONDITIONS PRECEDENT. No Option will become vested or eligible to be exercised unless and until the Participant will have (i) had Total Premium satisfying the Minimum Commitment for the Qualification Period, and; (ii) scrupulously observed regulatory mandates, underwriting and pricing guidelines, and exemplified the highest standards of ethics and service consistent with surety professionalism during the Qualification Period. If a Participant fails to meet the qualifications in (i) and (ii) above all Options of the Participant are terminated as of the end of the Qualification Period and Sections 7.2 and
7.3 do not apply.

     7.2 INITIAL VESTING. A determination will be made of the Participant's Loss Ratio for a Calculation Period ending December 31, 1999 for Bonds written in Underwriting Years 1997 and 1998 within sixty (60) days after the end of the Qualification Period.

         7.2.1 If such Loss Ratio is not more than 30%, the lesser of the following number of Options will vest, and become exercisable in accordance with the terms of the Plan on March 1, 2000: (i) one half of the Participant's Options; or (ii) that number of Options equal to one half of the Participant's Premium in Underwriting Years 1997 and 1998 divided by one hundred dollars.

         7.2.2 If such Loss Ratio is more than 30%, but less than 40% no Option will vest, but Participant's Option grant will remain in effect for potential vesting under 7.3 below.

         7.2.3 If the Loss Ratio exceeds 40%, one half of the Participant's Options terminate.

     7.3 SECOND VESTING. A determination will be made of the Participant's Loss Ratio for a Calculation Period ending December 31, 2000 for Bonds written in Underwriting Years 1997, 1998 and 1999 within sixty (60) days after the end of the year 2000.

         7.3.1 If such Loss Ratio is not more than 30%, the lesser of the following number of Options reduced by the number of Options vesting under 7.2 above, will vest, and become exercisable in accordance with the terms of the Plan on March 1, 2001: (i) the Participant's Options or (ii) that number of Options equal to the Participant's Actual Premium divided by one hundred dollars.

         7.3.2 If such Loss Ratio exceeds 30%, all Options which have not previously vested will terminate.

8.   EXERCISE RIGHTS UNDER OPTION.

     8.1 EXERCISE OF OPTIONS. Except as otherwise provided in Section 6.4, an Option may be exercised only while the Participant to whom the Option was granted has in force an Agency Agreement, and there is not pending under such Agency Agreement, a notice of default which has not yet been cured.

     8.2 NOTICE OF EXERCISE. A Participant entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe. Except as provided in Section 8.3 below, the notice shall be accompanied by payment in full by wire transfer of funds, certified check or other means of payment approved by the Committee, of the purchase price of any Shares to be purchased. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. The notice of exercise of an Option shall also be accompanied by the Participant's copy of the Option Agreement evidencing the grant of the Option. All notices or requests provided for herein shall be delivered to the Secretary of the Company.

9. RIGHTS OF OPTION HOLDERS. The holder of an Option shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or issuance under such Option, except to the extent that one or more certificates for such Shares shall have been delivered to the holder upon due exercise of the Option.

10. TRANSFERABILITY OF OPTIONS. Except as provided by Section 6.4.5, an Option shall not be transferable by the Participant, and such Option may be exercised, only by such Participant, or in the event of an individual Participant's death or disability, by the Participant's personal representative. Notwithstanding the foregoing, at the discretion of the Committee, and subject to such terms as it in its sole discretion establishes, an Option which by its terms has become exercisable, shall be transferable (i) pursuant to a qualified domestic relations order, as defined in the Code or ERISA or the rules thereunder; or (ii) to a individual Participant's spouse, lineal descendants, spouses of lineal descendants or to a trust for their benefit or; (iii) to the equity owners of Participant.

11. DATE OF GRANT. The effective date of grant of an Option granted hereunder shall be the date indicated by the Committee as part of its action granting the Option.

12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The number of Shares subject to the Plan and to Options granted under the Plan shall be adjusted as follows: (i) in the event that the outstanding Shares of the Company is changed by any stock dividend, stock split or combination of Shares, the number of Shares subject to the Plan and to Options granted thereunder shall be proportionately adjusted;
(ii) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Committee, for each Share that is subject to the Plan, whether or not at the time subject to outstanding Options, the number and kind of shares of stock or other securities to which the holders of Shares of the Company will be entitled pursuant to the transaction; and (iii) in the event of any other relevant change in the capitalization of Company, the Committee shall provide for an equitable adjustment in the number of Shares then subject to the Plan, whether or not then subject to outstanding Options. In the event of any such adjustment the option price per Share shall be proportionately adjusted.

13. NOTICE OF GRANT; OPTION AGREEMENT. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of any Option or any offer to participate in the Plan. An Option shall be granted hereunder at such date or dates as the Committee may determine, subject to the Plan. Whenever the Committee determines to grant an Option, the Chief Executive Officer or President of the Company, or such other person as the Committee appoints, shall forthwith send notice thereof to the Participant, in such form as the Committee approves, stating the number of Shares subject to an Option, its Term, and the other provisions (including restrictions) and conditions thereof provided by the terms of the Plan or the Option Agreement. The notice shall be accompanied by any prospectus, offering circular or other requirements of the securities laws, and a written Option Agreement which shall have been duly executed by or on behalf of the Company. Execution of an Option Agreement by the recipient Participant in accordance with the provisions of the Plan shall be a condition precedent to the grant of any Option.

14. WITHHOLDING FOR TAXES. The Company shall have the right to require a Participant entitled to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or believes it might be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. Furthermore, the Company may elect to deduct such taxes from any other amounts payable then or any time thereafter in cash or Shares or other property to the Participant.

15. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board.

16. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates for Shares pursuant to the grant or exercise of an Option may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable Securities Law. The Committee may, in its sole and absolute discretion, require a Participant to furnish the Company with appropriate representations that he or she is acquiring the Shares as an investment and not with a view to distribution thereof, if the Company, in its sole discretion determines that such representation is required to insure that a resale or other disposition of the Shares would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation shall no longer be applicable at any time such representation is no longer necessary for such purposes. The Company agrees that within one hundred fifty days (150) after the end of a Calculation Period it will file a registration statement with the Securities and Exchange Commission registering for resale those Shares that have vested for all Participants under the Plan.

17. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

18. OTHER PROVISIONS. As used in the Plan, and in Options and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or in the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Options and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

19. LAW TO GOVERN. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

20. EFFECTIVENESS OF THE PLAN. The Plan was approved by the Company's Board of Director's on December 9, 1996, and became effective on that date. Unless sooner terminated by the Board, the Plan shall terminate on July 31, 2002. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

                      INTERNATIONAL ALLIANCE SERVICES, INC.

                   ANNUAL MEETING OF STOCKHOLDERS, MAY 6, 1997


     The undersigned stockholder of INTERNATIONAL ALLIANCE SERVICES, INC. (the "Company") hereby appoints Edward F. Feighan, Gregory J. Skoda and Craig L. Stout, and any of them, with full power of substitution and revocation, to represent and vote all the shares of Common Stock of the Company held of record by the undersigned at the above-stated Annual Meeting, and at any adjournment(s) thereof as specified on the reverse side.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. UNMARKED PROXIES WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS LISTED ON THE REVERSE SIDE UNLESS SPECIFIED TO THE CONTRARY. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (6). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

     The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated April 1, 1997 for the Annual Meeting of Stockholders.

                         (Continued and to be signed and dated on reverse side)

MVB\GAS\165877.1


                                                                                                                Please mark     |X|
                                                                                                                your votes as
                                                                                                                indicated in
                                                                                                                this example

                FOR   WITHHELD
                ALL   AS TO ALL                FOR   AGAINST  ABSTAIN                     FOR      AGAINST      ABSTAIN
                |_|      |_|                   |_|     |_|      |_|                       |_|        |_|          |_|

Item 1-Election of directors            Item 3-Approval of the                 Item 5-Approval
Michael G. DeGroote and                 Agent's 1997 Stock                     of the appointment
Harve A. Ferrill.                        Option Plan.                           of KPMG Peat Marwick
                                                                                LLP as independent
                                                                                accountants for
                                                                                fiscal year 1997.


                                             FOR   AGAINST  ABSTAIN              FOR   AGAINST  ABSTAIN
To withhold authority                        |_|     |_|      |_|                |_|     |_|      |_|
to vote for any                          Item 4-Approval of the                 Item 6.-Upon such
individual nominee, write                grant of options to three              other business as may
that nominee's name in                   new  non-employee                      properly come before
the space provided below.                directors to purchase                  said meeting, or any
__________________________               50,000 shares of                       adjournment thereof.
                                         Common Stock of the
                                         Company.


       FOR   AGAINST   ABSTAIN
       |_|     |_|       |_|

Item 2-Approval
of 1996 Employee
Stock Option Plan.

                                                                               Please sign EXACTLY as name appears on this card.
                                                                               When signing as attorney, trustee, executor,
                                                                               administrator, guardian or corporate officer, please
                                                                               sign FULL TITLE.

                                                                               Dated ______________________________, 1997.

                                                                               ---------------------------------------------------

                                                                               ---------------------------------------------------
                                                                                            (Signature, if held jointly)





MVB\GAS\165877.1